UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2017

GREY CLOAK TECH INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

10300 W. Charleston Las Vegas, NV 89135 (Address of principal executive offices) (zip code)

(702) 201-6450 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of ShareRails, LLC and the Share Exchange Agreement

On March 31, 2017, Grey Cloak Tech Inc. (the “Company” also referred to herein as “us,” “we” and “our”), entered into a Share Exchange Agreement by and among the Company, ShareRails, LLC, Joseph Nejman, Dmitry Chourpo and Joseph Nejman, in his capacity as the Selling Members’ Representative whereby we issued and exchanged 91,619,170 shares of our common and 2,857,685 shares of our Series A Convertible Preferred Stock for all of the outstanding units of ShareRails, LLC, a Delaware limited liability company (“ShareRails”). Through this exchange of securities pursuant to the Exchange Agreement (the “Exchange”), ShareRails is now our wholly-owned subsidiary.

Following the issuance of our common stock in the ShareRails acquisition, and certain stock exchanges as outlined below, we have 72,508,922 shares of common stock issued and outstanding.

ShareRails provides its customers with a unique, interactive mobile platform for connecting shoppers and retailers. ShareRails has been operated by its two founders who will continue to work with us and ShareRails to service their existing enterprise clients and expand our customer base. We believe that together we will be able to further expand our reach into the social commerce and retail marketing industry.

As part of the Exchange, we have brought on one of ShareRails’ founders, Joseph Nejman, to serve as our President and on our Board of Directors.

The Share Exchange Agreement contains customary representations and warranties made by the Company and by ShareRails. We may rescind the Share Exchange Agreement if the Selling Members’ Representative is unable to provide us, within 10 days of the Exchange, a consent signed by all the members of ShareRails whereby the members agree to participate in the Exchange and be bound by the Share Exchange Agreement. ShareRails will indemnify us for losses resulting from its breach of the Share Exchange Agreement. The Share Exchange Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Share Exchange Agreement which will be filed in our next Quarterly Report on Form 10-Q.

Nejman Employment Agreement

On March 31, 2017, we entered into an Employment Agreement with Joseph Nejman, our President. Pursuant to Mr. Nejman’s Employment Agreement, we have agreed to pay Mr. Nejman an annual base salary of $140,000, and he may receive employee stock options as determined by the Board of Directors. Any employee stock options granted will vest immediately upon the consummation of aggregate equity financing by the Company equal to $2,000,000 that results from Mr. Nejman’s direct efforts. Mr. Nejman is eligible to receive a 20% commission on gross sales that are a direct result of his sales efforts, up to a maximum of his base salary in any calendar year. Mr. Nejman’s employment is “at will” and either party may terminate the agreement at any time.

If terminated without Cause or as a result of Constructive Termination, Mr. Nejman will receive severance equal to three months pay at his most recent Base Salary. If Mr. Nejman is terminated for Cause, Disability or death, or voluntarily resigns, he will not receive any severance, only unpaid salary as of the date of termination and vested benefits. The Employment Agreement includes non-compete and non-solicitation provisions that apply during the term of the Employment Agreement and for a period of one year after Mr. Nejman’s termination. Capitalized terms in this section not defined herein have the meaning given to such terms in the Employment Agreement.

Mr. Nejman’s Employment Agreement also requires that certain proprietary information of the Company be kept confidential. The Company will be the owner of certain intellectual property conceived or made by Mr. Nejman prior to termination of the Employment Agreement. Mr. Nejman’s Employment Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Employment Agreement which will be filed in our next Quarterly Report on Form 10-Q.

Bossung Employment Agreement

On March 31, 2017, we entered into an Employment Agreement with William Bossung, our Chief Financial Officer. Pursuant to Mr. Bossung’s Employment Agreement, we have agreed to pay Mr. Bossung an annual base salary of $140,000, and he may receive employee stock options as determined by the Board of Directors. Any employee stock options granted will vest immediately upon the consummation of aggregate equity financing by the Company equal to $2,000,000 that results from Mr. Bossung’s direct efforts. Mr. Bossung is eligible to receive a 20% commission on gross sales that are a direct result of his sales efforts, up to a maximum of his base salary in any calendar year. Mr. Bossung’s employment is “at will” and either party may terminate the agreement at any time.

If terminated without Cause or as a result of Constructive Termination, Mr. Bossung will receive severance equal to three months pay at his most recent Base Salary. If Mr. Bossung is terminated for Cause, Disability or death, or voluntarily resigns, he will not receive any severance, only unpaid salary as of the date of termination and vested benefits. The Employment Agreement includes non-compete and non-solicitation provisions that apply during the term of the Employment Agreement and for a period of one year after Mr. Bossung’s termination. Capitalized terms in this section not defined herein have the meaning given to such term in the Employment Agreement.

Mr. Bossung’s Employment Agreement also requires that certain proprietary information of the Company be kept confidential. The Company will be the owner of certain intellectual property conceived or made by Mr. Bossung prior to termination of the Employment Agreement. Mr. Bossung’s Employment Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Employment Agreement which will be filed in our next Quarterly Report on Form 10-Q.

Covely Information Systems – Development Services Agreement

On March 31, 2017, we entered into a Development Services Agreement with Covely Information Systems, a company owned and operated by Fred Covely, our Chief Executive Officer (the “Covely Agreement”). Pursuant to the Covely Agreement, we have agreed to pay Covely Information Services for services depending on monthly programming hours and hosting fees, as billed by Covely Information Systems. Billing will be variable and based on the income we receive from one of our clients and other services performed on our behalf. Payment is subject to deferment to the following month for any portion we are unable to pay because of insufficient capital. Covely Information Systems is an independent contractor and either party may terminate the agreement at any time.

If the Covely Agreement is terminated for any reason, Covely Information Systems will not receive any severance, only the amount due for services performed prior to the date of termination. The Covely Agreement includes non-compete and non-solicitation provisions that apply during the term of the Covely Agreement and for a period of one year after termination. Capitalized terms in this section not defined herein have the meaning given to such term in the Covely Agreement.

The Covely Agreement also requires that certain proprietary information of the Company be kept confidential. The Company will be the owner of certain intellectual property conceived or made by Covely Information Systems prior to termination of the Covely Agreement. The Covely Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Covely Agreement which will be filed in our next Quarterly Report on Form 10-Q.

Dimicho Pty. Ltd. – Development Services Agreement

On April 1, 2017, we entered into a Development Services Agreement with Dimicho Pty. Ltd., a company owned and operated by Dmitry Chourpo, one of the founders and prior owners of ShareRails (the “Dimicho Agreement”). Pursuant to the Dimicho Agreement, we have agreed to pay Dimicho Pty. Ltd. $8,000 per month for development and support of our software applications and web services. The payment is subject to deferment to the following month for any portion we are unable to pay because of insufficient capital. Dimicho Pty. Ltd. will dedicate no less than one full-time development resource exclusively to our client needs, work projects and business interest. Dimicho Pty. Ltd. is an independent contractor and either party may terminate the agreement at any time.

If the Dimicho Agreement is terminated for any reason, Dimicho Pty. Ltd. will not receive any severance, only the amount due for services performed prior to the date of termination. The Dimicho Agreement includes non-compete and non-solicitation provisions that apply during the term of the Dimicho Agreement and for a period of one year after termination. Capitalized terms in this section not defined herein have the meaning given to such term in the Dimicho Agreement.

The Dimicho Agreement also requires that certain proprietary information of the Company be kept confidential. The Company will be the owner of certain intellectual property conceived or made by Dimicho Pty. Ltd. prior to termination of the Dimicho Agreement. The Dimicho Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Dimicho Agreement which will be filed in our next Quarterly Report on Form 10-Q.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the issuance of securities in the Exchange is incorporated herein by reference.

On March 31, 2017, we issued 6,280,745 shares of common stock, restricted in accordance with Rule 144, to Brad Holden, a former member of ShareRails, in connection with the Exchange and to satisfy obligations owed to Mr. Holden by ShareRails, our wholly-owned subsidiary.

On March 31, 2017, we issued 6,607,869 and 6,699,536 shares of Series A Convertible Preferred Stock, restricted in accordance with Rule 144, to Fred Covely and William Bossung, respectively.

On March 31, 2017, we exchanged the following securities with the shareholders listed:

1.	We issued 3,500,000 shares of our common stock, restricted in accordance with Rule 144, to Fred Covely in exchange for 583,333 shares of Series A Convertible Preferred Stock.
2.	We issued 4,050,000 shares of our common stock, restricted in accordance with Rule 144, to William Bossung in exchange for 675,000 shares of Series A Convertible Preferred Stock.
3.	We issued 3,166,851 shares of our Series A Convertible Preferred Stock, restricted in accordance with Rule 144, to Joseph Nejman in exchange for 19,001,105 shares of common stock.
4.	We issued 6,024,536 shares of our Series A Convertible Preferred, restricted in accordance with Rule 144, stock to Dmitry Chourpo in exchange for 36,147,215 shares of common stock.

The shares of common and preferred stock issued pursuant to the Share Exchange Agreement and in the transactions listed above were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The investors have represented that each is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2017, Brian Dunn resigned from the Board of Directors.

On March 31, 2017, Joseph Nejman, age 36, was appointed to our Board of Directors and as our President, reporting to our Chief Executive Officer. Mr. Nejman is the founder of ShareRails. Since January 2010, as an Entrepreneur In Residence for Eric Schmidt’s TomorrowVentures, Joseph led seed investments and co-founded the Tomorrow Media incubator to focus on social commerce. Prior to TomorrowVentures, from April 2007 to January 2010, Joseph worked at Google in a variety of business development roles with a focus on local markets, mobile, and entertainment. Joseph also founded Brandcasting in March 2008 - responsible for Britney Spears’ digital business and strategy. He is a proud Harvard Alum (2003) and member of the Olympic Club lacrosse team in San Francisco. Joseph recently participated in Swire's blueprint B2B accelerator program and works with major malls and brands in Hong Kong, China, and the US.

See Item 1.01, above, for a description of the terms of our employment agreement with Mr. Nejman, which description is incorporated herein by reference.

See Item 1.01, above, for a description of the terms of our employment agreement with Mr. Bossung, which description is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Exchange, our Board of Directors designated a new class of preferred stock, the Series A Convertible Preferred Stock, and on April 6, 2017, we filed a Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. The Certificate of Designation provides for the issuance of up to 25,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per shares (the “Series A Preferred Stock”).

The Certificate of Designation provides, among other things, that holders of Series A Preferred Stock shall receive noncumulative dividends on an as-converted basis at the same time and in the same form as any dividends paid out on shares of our common stock. Other than as set forth in the previous sentence, the Certificate of Designation provides that no other dividends shall be paid on Series A Preferred Stock. Dividends on the Series A Preferred Stock are not mandatory or cumulative. There are no sinking fund provisions applicable to the Series A Preferred Stock and the Series A Preferred Stock is not redeemable.

In the event of any liquidation, dissolution or winding up of the Company, the Series A Preferred Stock will be paid prior and in preference to any payment or distribution on any shares of common stock, or subsequent series of preferred stock, an amount per share equal to the Original Issue Price of the Series A Preferred Stock and the amount of any accrued or declared but unpaid dividends.. The Original Issue Price is set at $0.40 per share for the Series A Preferred Stock. The holders of the Series A Preferred Stock will then receive distributions along with the holders of the common stock on a pari passu basis according to the number of shares of common stock the Series A Preferred holders would be entitled if they converted their shares of Series A Convertible Preferred Stock at the time of such distribution.

As long as any shares of Series A Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then-outstanding Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of Series A Preferred Stock or (c) effect a stock split or reverse stock split of the Series A Preferred Stock or any like event.

Each share of Series A Preferred Stock is convertible at any time at the holder's option into six (6) fully paid and nonassessable shares of our common stock and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions, capital reorganization, reclassification and combinations.

Each share of Series A Preferred Stock is entitled to six (6) votes per share on all matters to which the shareholders of the Company are entitled or required to vote. The holders of the Series A Preferred Stock are entitled to vote on all matters on which the holders of common stock are entitled to vote.

Without the approval of a majority of the holders of the outstanding Series A Preferred Stock, we may not (i) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (ii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, or (iii) authorize the issuance of securities having a preference over or on par with the Series A Preferred Stock.

This foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of such certificate, a copy of which is filed herewith as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

3.1	Certificate of Designation of the Series A Convertible Preferred Stock, dated March 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grey Cloak Tech Inc.

Dated: April 6, 2017	/s/ William Bossung
By: William Bossung
Its: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation of the Series A Convertible Preferred Stock, dated March 31, 2017